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                                                                   EXHIBIT 8.2


                     [Letterhead of Loeff Claeys Verbeke]
                               [Form of Opinion]



Chicago Bridge & Iron Company N.V.
P.O. Box 74658
1070 RR Amsterdam
The Netherlands

                Re: Registration Statement on Form S-1 of
                    Chicago Bridge & Iron Company N.V.
                    (Registration No. 333-18065)
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Dear Sirs:

          We have acted as your special tax counsel in The Netherlands in connection with the Registration Statement on Form S-1 as filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in relation to the proposed public offering of Common Shares of Chicago Bridge & Iron Company N.V. (the "Issuer") to be sold by underwriters represented by Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Smith Barney Inc. and UBS Securities LLC. Capitalized terms to which no meaning is assigned herein have the meaning assigned thereto in the Prospectus.

          We have advised the Issuer in connection with the description of the material Netherlands tax consequences to an owner of Common Shares who is not, or is not deemed to be, a resident of The Netherlands for purposes of the relevant tax codes (a "Netherlands Shareholder") that appears under the heading "Taxation - Netherlands Taxes" in the Prospectus included in the Registration Statement (the "Netherlands Tax Description") and we confirm that the Netherlands Tax Description is accurate in all material respects. While the Netherlands Tax Description discusses the material Netherlands tax consequences of the purchase, ownership and disposition of the Common Shares by a Nonresident Shareholder, it does not purport to discuss all Netherlands tax considerations and consequences and

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In the Amsterdam and Rotterdam offices the practice is conducted by Loeff Claeys
Verbeke (Nederland), a professional partnership consisting of private limited liability companies and individuals. A list of partners is available on request. The general conditions of Loeff Claeys Verbeke (Nederland), which provide for limitation of liability, are applicable.
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our opinion is limited to those Netherlands tax consequences specifically discussed therein.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the reference to our firm under the heading "Taxation - Netherlands Taxes" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,